UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 11, 2009

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, CA 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective on November 11, 2009, Echelon Corporation (the “Company”) entered into an agreement (the “Agreement”) with Frits Bruggink, a named executive officer of the Company employed, though the Company’s wholly owned subsidiary, Echelon B.V., as Senior Vice President for the NES Service Provider Group, pursuant to which Mr. Bruggink and the Company mutually agreed to terminate his employment in order to allow Mr. Bruggink to pursue other interests. Prior to his departure, Mr. Bruggink will assist Michael Anderson, the Company’s Senior Vice President responsible for smart grid sales and go-to-market strategies to utilities, transition into his new role.

(e)

Further to the Agreement between the Company and Mr. Bruggink with respect to his departure from the Company, Mr. Bruggink has agreed to remain with the Company for a transition period ending on May 31, 2010, at which time he will receive a severance payment in the amount of €430,000 in addition to customary payments for any accrued vacation.

The above description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will is filed as an exhibit to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Settlement Agreement between the Company and Frits Bruggink, dated November 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

Date: November 16, 2009	By:	/s/ Oliver R. Stanfield
Oliver R. Stanfield, Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Agreement between the Company and Frits Bruggink, dated November 11, 2009.